UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2017

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2017, Targa Resources Partners LP (the “Partnership”), a subsidiary of Targa Resources Corp., entered into a Membership Interest Purchase and Sale Agreement with Outrigger Delaware Midstream, LLC (the “Outrigger Delaware Purchase Agreement”), a Membership Interest Purchase and Sale Agreement with Outrigger Energy, LLC (the “Outrigger Energy Purchase Agreement”) and a Membership Interest Purchase and Sale Agreement with Outrigger Midland Midstream, LLC (the “Outrigger Midland Purchase Agreement” and together with the Outrigger Delaware Purchase Agreement and Outrigger Energy Purchase Agreement, the “Purchase Agreements”), pursuant to which the Partnership will acquire 100% of the membership interests of Outrigger Delaware Operating, LLC (“Outrigger Delaware Operating”), Outrigger Southern Delaware Operating, LLC (“Outrigger Southern Delaware Operating” and together with Outrigger Delaware Operating, “Outrigger Delaware”) and Outrigger Midland Operating, LLC (“Outrigger Midland” and together with Outrigger Delaware, “Outrigger”) (the “Outrigger Permian Acquisition”). The Partnership will pay $475 million in cash at closing and $90 million within 90 days of closing. Subject to certain performance-linked measures and other conditions, additional cash of up to $935 million may be received by the owners of Outrigger Delaware and Outrigger Midland in earn-out payments that may occur in 2018 and 2019. The Partnership currently expects to close the transaction during the first quarter of 2017, subject to customary regulatory approvals and closing conditions.

Outrigger Delaware owns and operates gas gathering and processing and crude gathering systems located in Loving, Winkler and Ward counties, and Outrigger Midland owns and operates gas gathering and processing and crude gathering systems located in Howard, Martin and Borden counties.

The Partnership expects to fund the initial purchase price of the Outrigger Permian Acquisition with borrowings under its revolving credit facility or, subject to market conditions, proceeds from the private or public issuance of securities.

The description of the Purchase Agreements set forth above in Item 1.01 is qualified in its entirety by the Purchase Agreements, which are filed herewith as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

This Item 1.01 of Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.

On January 23, 2017, Targa Resources Corp. issued a press release announcing the execution of the Purchase Agreements related to the Outrigger Permian Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

2.1	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC*

2.2	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC*

2.3	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC*

99.1	Press release dated January 23, 2017, announcing the execution of the Purchase Agreements.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Date: January 23, 2017	By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibits

2.1	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Delaware Midstream, LLC*

2.2	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Energy, LLC*

2.3	Membership Interest Purchase and Sale Agreement, dated January 22, 2017, by and between Targa Resources Partners LP and Outrigger Midland Midstream, LLC*

99.1	Press release dated January 23, 2017, announcing the execution of the Purchase Agreements.

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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